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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2009 (December 28, 2009 as to Note 12), relating to the consolidated financial statements of Kapalua Bay Holdings, LLC and subsidiary (which report expresses an unqualified opinion and includes explanatory paragraphs relating to changes in accounting for assessing the continuing investment requirements for sales of condominiums and to an impairment charge and an amendment to its loan agreement that occurred subsequent to December 31, 2008) for the year ended December 31, 2008, appearing in the Current Report on Form 8-K filed on December 28, 2009 of Maui Land & Pineapple Company, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
December 28, 2009

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  Exhibit 23.3